Exhibit 99.1

MongoDB, Inc. Announces Fourth Quarter and Full Year Fiscal 2024 Financial Results
Fourth Quarter Fiscal 2024 Total Revenue of $458.0 million, up 27% Year-over-Year
Full Year Fiscal 2024 Total Revenue of $1.68 billion, up 31% Year-over-Year
Continued Strong Customer Growth with Over 47,800 Customers as of January 31, 2024
MongoDB Atlas Revenue up 34% Year-over-Year; 68% of Total Q4 Revenue
NEW YORK - March 7, 2024 - MongoDB, Inc. (NASDAQ: MDB) today announced its financial results for the fourth quarter and fiscal year ended January 31, 2024.
“MongoDB finished fiscal 2024 on a strong note, highlighted by 34% Atlas revenue growth and operating margin improvement of nearly five percentage points year-over-year. We continue to see healthy new workload wins as MongoDB’s developer data platform increasingly becomes the standard for modern application development,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.

“As we enter fiscal 2025, we will continue to invest in our key product development and go-to-market initiatives to fully capitalize on our long-term growth opportunity. MongoDB’s flexible and scalable platform will be critical for any organization looking to leverage artificial intelligence to build smarter and more impactful applications easier than ever.”

Fourth Quarter Fiscal 2024 Financial Highlights
•Revenue: Total revenue was $458.0 million for the fourth quarter of fiscal 2024, an increase of 27% year-over-year. Subscription revenue was $444.9 million, an increase of 28% year-over-year, and services revenue was $13.1 million, a decrease of 1% year-over-year.
•Gross Profit: Gross profit was $343.4 million for the fourth quarter of fiscal 2024, representing a 75% gross margin consistent with the year-ago period. Non-GAAP gross profit was $353.6 million, representing a 77% non-GAAP gross margin, compared to a non-GAAP gross margin of 78% in the year-ago period.
•Loss from Operations: Loss from operations was $71.0 million for the fourth quarter of fiscal 2024, compared to a loss from operations of $72.9 million in the year-ago period. Non-GAAP income from operations was $69.2 million, compared to a non-GAAP income from operations of $37.2 million in the year-ago period.
•Net Loss: Net loss was $55.5 million, or $0.77 per share, based on 72.3 million weighted-average shares outstanding, for the fourth quarter of fiscal 2024. This compares to a net loss of $64.4 million, or $0.93 per share, in the year-ago period. Non-GAAP net income was $71.1 million, or $0.86 per share, based on 82.9 million diluted weighted-average shares outstanding. This compares to a non-GAAP net income of $46.4 million, or $0.57 per share, in the year-ago period.
•Cash Flow: As of January 31, 2024, MongoDB had $2.0 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended January 31, 2024, MongoDB generated $54.6 million of cash from operations, used $2.7 million of cash in capital expenditures and used $1.4 million of cash in principal repayments of finance leases, leading to free cash flow of $50.5 million, compared to free cash flow of $23.8 million in the year-ago period.
Full Year Fiscal 2024 Financial Highlights
•Revenue: Total revenue was $1.68 billion for the full year fiscal 2024, an increase of 31% year-over-year. Subscription revenue was $1.63 billion, an increase of 32% year-over-year, and services revenue was $55.7 million, an increase of 14% year-over-year.

•Gross Profit: Gross profit was $1.26 billion for the full year fiscal 2024, representing a 75% gross margin compared to 73% in the year-ago period. Non-GAAP gross profit was $1.30 billion, representing a 77% non-GAAP gross margin, compared to a non-GAAP gross margin of 75% in the year-ago period.
•Loss from Operations: Loss from operations was $233.7 million for the full year fiscal 2024, compared to a loss from operations of $346.7 million in the year-ago period. Non-GAAP income from operations was $270.4 million, compared to a non-GAAP income from operations of $62.0 million in the year-ago period.
•Net Loss: Net loss was $176.6 million, or $2.48 per share, based on 71.2 million weighted-average shares outstanding, for the full year fiscal 2024. This compares to a net loss of $345.4 million, or $5.03 per share, in the year-ago period. Non-GAAP net income was $274.2 million, or $3.33 per share, based on 82.4 million diluted weighted-average shares outstanding. This compares to a non-GAAP net income of $64.7 million, or $0.81 per share, in the year-ago period.
•Cash Flow: During the year ended January 31, 2024, MongoDB generated $121.5 million of cash from operations, compared to $13.0 million of cash used in operations in the year-ago period. Free cash flow for the year ended January 31, 2024, was $109.9 million, compared to negative free cash flow of $24.7 million in the year-ago period.
A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Fourth Quarter Fiscal 2024 and Recent Business Highlights
•MongoDB Atlas—the most widely available cloud-based developer data platform in the world—expanded across AWS, Google Cloud, and Microsoft Azure and is now available in 117 cloud regions globally, including Indonesia, Poland, Bahrain and Chile. With its broad global coverage, Atlas meets the needs of customers with demanding data residency, latency and high availability requirements for their business-critical applications.
•MongoDB was showcased as a key partner at Microsoft Ignite, highlighting collaboration to further empower developers to securely bring the power of large language models (LLMs) to their proprietary data. MongoDB Atlas is now integrated with Microsoft Fabric to run large-scale AI workloads across the enterprise data estate, and MongoDB Atlas Vector Search now also includes native support for Microsoft Semantic Kernel for working with LLMs.
•For the second consecutive year, MongoDB was named a Leader in the 2023 Gartner® Magic Quadrant™ for Cloud Database Management Systems.
First Quarter and Full Year Fiscal 2025 Guidance
Based on information available to management as of today, March 7, 2024, MongoDB is issuing the following financial guidance for the first quarter and full year fiscal 2025.This guidance reflects the impact of over $80 million of FY24 revenue, related to multi-year term licenses and unused Atlas commitments, that we do not expect to realize in FY25.

	First Quarter Fiscal 2025	Full Year Fiscal 2025
Revenue	$436.0 million to $440.0 million	$1.90 billion to $1.93 billion
Non-GAAP Income from Operations	$22.0 million to $25.0 million	$186.0 million to $201.0 million
Non-GAAP Net Income per Share	$0.34 to $0.39	$2.27 to $2.49

Reconciliations of non-GAAP income from operations and non-GAAP net income per share guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, March 7, 2024, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the first fiscal quarter and full year fiscal 2025, our ability to capitalize on our market opportunity and deliver strong growth for the foreseeable future as well as the criticality of MongoDB to artificial intelligence application development. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the effects of the ongoing military conflicts between Russia and Ukraine and Israel and Hamas on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; social, ethical and security issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the effects of social, ethical and regulatory issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2023, filed with the SEC on December 7, 2023. Additional information will be made available in our Annual Report on Form 10-K for the year ended January 31, 2024 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude expenses associated with stock-based compensation. Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share exclude:
•expenses associated with stock-based compensation including employer payroll taxes upon the vesting and exercising of stock-based awards and expenses related to stock appreciation rights previously issued to our employees in China;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions; and
•in the case of non-GAAP net income and non-GAAP net income per share, amortization of the debt issuance costs associated with our convertible senior notes and gains or losses on non-marketable securities;
•additionally, non-GAAP net income and non-GAAP net income per share for the fiscal year 2024 periods are adjusted for an assumed provision for income taxes based on an estimated long-term non-GAAP tax rate. The non-GAAP tax rate was calculated utilizing a three-year financial projection that excludes the direct impact of the GAAP to non-GAAP adjustments and considers other factors such as operating structure and existing tax positions in various jurisdictions. We intend to periodically reevaluate the projected long-term tax rate, as necessary, for significant events and our ongoing analysis of relevant tax law changes.

MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which may present similar non-GAAP financial measures to investors.
Free cash flow represents net cash from/used in operating activities, less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
About MongoDB
Headquartered in New York, MongoDB’s mission is to empower innovators to create, transform, and disrupt industries by unleashing the power of software and data. Built by developers, for developers, MongoDB’s developer data platform is a database with an integrated set of related services that allow development teams to address the growing requirements for today’s wide variety of modern applications, all in a unified and consistent user experience. MongoDB has tens of thousands of customers in over 100 countries. The MongoDB database platform has been downloaded hundreds of millions of times since 2007, and there have been millions of builders trained through MongoDB University courses. To learn more, visit mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
MongoDB
press@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	January 31, 2024	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$802,959	$455,826
Short-term investments	1,212,448	1,380,804
Accounts receivable, net of allowance for doubtful accounts of $8,054 and $6,362 as of January 31, 2024 and 2023, respectively	325,610	285,192
Deferred commissions	92,512	83,550
Prepaid expenses and other current assets	50,107	31,212
Total current assets	2,483,636	2,236,584
Property and equipment, net	53,042	57,841
Operating lease right-of-use assets	37,365	41,194
Goodwill	69,679	57,779
Acquired intangible assets, net	3,957	11,428
Deferred tax assets	4,116	2,564
Other assets	217,847	181,503
Total assets	$2,869,642	$2,588,893
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,905	$8,295
Accrued compensation and benefits	112,579	90,112
Operating lease liabilities	9,797	8,686
Other accrued liabilities	74,831	52,672
Deferred revenue	357,108	428,747
Total current liabilities	564,220	588,512
Deferred tax liability, non-current	285	225
Operating lease liabilities, non-current	30,918	36,264
Deferred revenue, non-current	20,296	31,524
Convertible senior notes, net	1,143,273	1,139,880
Other liabilities, non-current	41,661	52,980
Total liabilities	1,800,653	1,849,385
Stockholders’ equity:
Common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of January 31, 2024 and 2023; 72,840,692 shares issued and 72,741,321 shares outstanding as of January 31, 2024 and 70,005,957 shares issued and 69,906,586 shares outstanding as of January 31, 2023	73	70
Additional paid-in capital	2,777,322	2,276,694
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of January 31, 2024 and 2023	(1,319)	(1,319)
Accumulated other comprehensive income (loss)	4,545	(905)
Accumulated deficit	(1,711,632)	(1,535,032)
Total stockholders’ equity	1,068,989	739,508
Total liabilities and stockholders’ equity	$2,869,642	$2,588,893

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2024	2023	2024	2023
Revenue:
Subscription	$444,939	$348,178	$1,627,326	$1,235,122
Services	13,063	13,134	55,685	48,918
Total revenue	458,002	361,312	1,683,011	1,284,040
Cost of revenue(1):
Subscription	94,284	71,429	345,233	284,583
Services	20,357	17,731	79,252	64,721
Total cost of revenue	114,641	89,160	424,485	349,304
Gross profit	343,361	272,152	1,258,526	934,736
Operating expenses:
Sales and marketing(1)	211,116	189,916	782,760	699,201
Research and development(1)	145,553	110,891	515,940	421,692
General and administrative(1)	57,658	44,294	193,558	160,498
Total operating expenses	414,327	345,101	1,492,258	1,281,391
Loss from operations	(70,966)	(72,949)	(233,732)	(346,655)
Other income, net	18,880	11,465	70,216	13,401
Loss before provision for income taxes	(52,086)	(61,484)	(163,516)	(333,254)
Provision for income taxes	3,374	2,914	13,084	12,144
Net loss	$(55,460)	$(64,398)	$(176,600)	$(345,398)
Net loss per share, basic and diluted	$(0.77)	$(0.93)	$(2.48)	$(5.03)
Weighted-average shares used to compute net loss per share, basic and diluted	72,349,350	69,525,238	71,248,982	68,628,267
(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended January 31,		Years Ended January 31,
	2024	2023	2024	2023
Cost of revenue—subscription	$6,070	$5,190	$23,677	$19,682
Cost of revenue—services	3,243	2,966	12,733	10,565
Sales and marketing	41,340	38,534	159,907	143,073
Research and development	55,689	41,516	198,927	159,099
General and administrative	17,469	13,930	61,663	49,035
Total stock‑based compensation expense	$123,811	$102,136	$456,907	$381,454

MONGODB, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net loss	$(55,460)	$(64,398)	$(176,600)	$(345,398)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,682	4,198	18,939	16,110
Stock-based compensation	123,811	102,136	456,907	381,454
Amortization of debt issuance costs	850	845	3,393	3,375
Amortization of finance right-of-use assets	994	993	3,975	3,974
Amortization of operating right-of-use assets	2,430	2,309	9,211	9,098
Deferred income taxes	(1,002)	(976)	(1,574)	(562)
Amortization of premium and accretion of discount on short-term investments, net	(8,151)	(8,908)	(44,556)	(5,954)
Unrealized loss (gain) on non-marketable securities	250	(163)	(1,044)	(1,857)
Unrealized foreign exchange gain	2,124	2,814	1,802	1,260
Change in operating assets and liabilities:
Accounts receivable, net	(53,400)	(53,190)	(41,639)	(91,450)
Prepaid expenses and other current assets	(12,908)	(3,867)	(12,208)	2,315
Deferred commissions	(24,670)	(19,168)	(41,830)	(49,077)
Other long-term assets	4	934	(211)	(99)
Accounts payable	601	527	1,679	3,163
Accrued liabilities	19,188	2,580	39,502	(16,189)
Operating lease liabilities	(2,889)	(2,588)	(9,878)	(9,692)
Deferred revenue	56,313	61,786	(82,411)	85,759
Other liabilities, non-current	860	7	(1,980)	800
Net cash provided by (used in) operating activities	54,627	25,871	121,477	(12,970)
Cash flows from investing activities
Purchases of property and equipment	(2,738)	(711)	(6,074)	(7,244)
Business combinations, net of cash acquired	—	—	(15,000)	—
Investments in non-marketable securities	—	(375)	(2,056)	(3,098)
Proceeds from maturities of marketable securities	255,000	350,000	1,445,000	1,425,000
Purchases of marketable securities	—	(933,919)	(1,233,851)	(1,447,966)
Net cash provided by (used in) investing activities	252,262	(585,005)	188,019	(33,308)
Cash flows from financing activities
Proceeds from exercise of stock options	1,998	1,367	6,810	5,707
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	17,133	13,226	36,914	29,003
Principal repayments of finance leases	(1,400)	(1,323)	(5,483)	(4,510)
Net cash provided by financing activities	17,731	13,270	38,241	30,200
Effect of exchange rate changes on cash, cash equivalents and restricted cash	665	2,026	(433)	(2,003)
Net increase (decrease) in cash, cash equivalents and restricted cash	325,285	(543,838)	347,304	(18,081)
Cash, cash equivalents and restricted cash, beginning of period	478,358	1,000,177	456,339	474,420
Cash, cash equivalents and restricted cash, end of period	$803,643	$456,339	$803,643	$456,339

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2024	2023	2024	2023
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$343,361	$272,152	$1,258,526	$934,736
Gross margin (Gross profit/Total revenue) on a GAAP basis	75%	75%	75%	73%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	6,572	5,387	24,824	20,490
Expenses associated with stock-based compensation: Cost of Revenue—Services	3,694	3,280	14,429	10,802
Non-GAAP gross profit	$353,627	$280,819	$1,297,779	$966,028
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	77%	78%	77%	75%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$211,116	$189,916	$782,760	$699,201
Less:
Expenses associated with stock-based compensation	45,713	40,575	176,351	149,778
Amortization of intangible assets	85	760	2,365	3,040
Non-GAAP sales and marketing operating expense	$165,318	$148,581	$604,044	$546,383

Research and development operating expense on a GAAP basis	$145,553	$110,891	$515,940	$421,692
Less:
Expenses associated with stock-based compensation	60,373	43,788	209,052	165,373
Amortization of intangible assets	3,085	1,535	8,207	6,140
Non-GAAP research and development operating expense	$82,095	$65,568	$298,681	$250,179

General and administrative operating expense on a GAAP basis	$57,658	$44,294	$193,558	$160,498
Less:
Expenses associated with stock-based compensation	20,603	14,779	68,932	53,006
Non-GAAP general and administrative operating expense	$37,055	$29,515	$124,626	$107,492

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations on a GAAP basis	$(70,966)	$(72,949)	$(233,732)	$(346,655)
GAAP operating margin (Loss from operations/Total revenue)	(15)%	(20)%	(14)%	(27)%
Add back:
Expenses associated with stock-based compensation	136,955	107,809	493,588	399,449
Amortization of intangible assets	3,170	2,295	10,572	9,180
Non-GAAP income from operations	$69,159	$37,155	$270,428	$61,974
Non-GAAP operating margin (Non-GAAP Income from operations/Total revenue)	15%	10%	16%	5%

	Three Months Ended January 31,		Years Ended January 31,
	2024	2023	2024	2023

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss on a GAAP basis	$(55,460)	$(64,398)	$(176,600)	$(345,398)
Add back:
Expenses associated with stock-based compensation	136,955	107,809	493,588	399,449
Amortization of intangible assets	3,170	2,295	10,572	9,180
Amortization of debt issuance costs related to convertible senior notes	850	845	3,393	3,375
Less:
Gain on non-marketable securities	—	163	1,294	1,857
Income tax effects and adjustments *	14,404	—	55,465	—
Non-GAAP net income	$71,111	$46,388	$274,194	$64,749

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net income per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.77)	$(0.93)	$(2.48)	$(5.03)
Add back:
Expenses associated with stock-based compensation	1.89	1.55	6.93	5.82
Amortization of intangible assets	0.04	0.03	0.15	0.13
Amortization of debt issuance costs related to convertible senior notes	0.01	0.01	0.05	0.05
Less:
Gain on non-marketable securities	—	—	0.02	0.03
Income tax effects and adjustments *	0.20	—	0.78	—
Non-GAAP net income per share, basic	$0.97	$0.66	$3.85	$0.94
Adjustment for fully diluted earnings per share	(0.11)	(0.09)	(0.52)	(0.13)
Non-GAAP net income per share, diluted **	$0.86	$0.57	$3.33	$0.81
* Non-GAAP financial information for the fiscal 2024 periods is adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 20%. Due to the expected sustained non-GAAP profitability, this adjustment is applied prospectively and comparative periods have not been adjusted. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
** Diluted non-GAAP net income per share is calculated based upon 82.9 million and 82.4 million of diluted weighted-average shares of outstanding common stock for the three and twelve months ended January 31, 2024, respectively. Diluted non-GAAP net income per share is calculated based upon 80.8 million and 80.2 million of diluted weighted-average shares of outstanding common stock for the three and twelve months ended January 31, 2023, respectively.

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended January 31,		Years Ended January 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$54,627	$25,871	$121,477	$(12,970)
Capital expenditures	(2,738)	(711)	(6,074)	(7,244)
Principal repayments of finance leases	(1,400)	(1,323)	(5,483)	(4,510)
Capitalized software	—	—	—	—
Free cash flow	$50,489	$23,837	$109,920	$(24,724)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	1/31/2022	4/30/2022	7/31/2022	10/31/2022	1/31/2023	4/30/2023	7/31/2023	10/31/2023	1/31/2024
Total Customers (a)	33,000+	35,200+	37,000+	39,100+	40,800+	43,100+	45,000+	46,400+	47,800+
Direct Sales Customers(b)	4,400+	4,800+	5,400+	5,900+	6,400+	6,700+	6,800+	6,900+	7,000+
MongoDB Atlas Customers	31,500+	33,700+	35,500+	37,600+	39,300+	41,600+	43,500+	44,900+	46,300+
Customers over $100K(c)	1,307	1,379	1,462	1,545	1,651	1,761	1,855	1,972	2,052

(a) Our definition of “customer” excludes users of our free offerings and all affiliated entities are counted as a single customer. As of and prior to January 31, 2022, our definition of “customer” excluded (1) users of our free offerings, (2) mLab users who spend $20 or less per month with us and (3) self-serve users acquired from Realm. The excluded mLab and Realm users collectively represented an immaterial portion of the revenue associated with users acquired from those acquisitions.
(b) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(c) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	1/31/2022	4/30/2022	7/31/2022	10/31/2022	1/31/2023	4/30/2023	7/31/2023	10/31/2023	1/31/2024
MongoDB Enterprise Advanced: % of Subscription Revenue	33%	33%	28%	29%	28%	28%	26%	27%	26%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	86%	87%	86%	87%	88%	88%	88%	88%	88%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.